Exhibit 99.1

MAJESCO SALES INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2003

MAJESCO SALES INC. AND SUBSIDIARY

CONTENTS
October 31, 2003

INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Majesco Sales Inc.

We have audited the accompanying consolidated balance sheets of Majesco Sales Inc. and Subsidiary as of October 31, 2003 and 2002, and the related consolidated statements of operations, shareholders deficiency and cash flows for each of the three years in the period ended October 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Subsequent to the original issuance of our report on the consolidated financial statements of Majesco Sales Inc. and Subsidiary as of October 31, 2003 and 2002, and for each of the three years in the period ended October 31, 2003 certain additional disclosure was determined to be necessary. The accompanying financial statements reflect this additional disclosure as the last sentence of Note 14.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Majesco Sales Inc. and Subsidiary as of October 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

January 7, 2004, except for the last two paragraphs of Note 14, as to which the date is February 17, 2004 and the last sentence of Note 14, as to which the date is February 18, 2004.

MAJESCO SALES INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
(dollars in thousands)

October 31,	2003	2002
ASSETS
Current Assets
Cash and cash equivalents	$314	$692
Due from factor	596	3,510
Inventory	10,995	2,709
Capitalized software development costs and prepaid license fees	3,794	4,666
Prepaid expenses	981	1,101
Total current assets	16,680	12,678
Property and Equipment – net	855	1,059
Other Assets	76	479
Total assets	$17,611	$14,216
Liabilities and Shareholders' Deficiency
Current Liabilities
Accounts payable and accrued expenses	$8,122	$7,473
Due to financing company	3,066	465
Advances from customers	11,624	4,121
Current portion of settlement obligation	4,000	3,300
Current portion of capital lease obligations	33	36
Loan payable – shareholders	562
Advance from officer	200
Total current liabilities	27,607	15,395
Settlement Obligation – net of current portion	2,710
Capital Lease Obligations, net of current obligations	24	65
Loan Payable – bank		2,360
Loans Payable – shareholders	3,000	1,267
	5,734	3,692
Commitments and Contingencies
Shareholders' deficiency
Common stock – no par value; authorized, issued and outstanding – 1,000 shares	300	300
Accumulated deficit	(16,012)	(5,171)
Accumulated other comprehensive loss	(18)
Total shareholders' deficiency	(15,730)	(4,871)
Total liabilities and shareholders' deficiency	$17,611	$14,216

See notes to consolidated financial statements

MAJESCO SALES INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in thousands, except for share and per share amounts)

Year ended October 31,	2003	2002	2001
Net revenues	$46,608	$49,688	$60,566
Cost of sales:
Product costs	25,172	26,198	35,022
Software development costs and license fees	5,631	5,794	5,901
	30,803	31,992	40,923
Gross margin	15,805	17,696	19,643
Operating expenses:
Product research and development	2,554	2,887	3,284
Selling and marketing	10,234	8,156	6,944
General and administrative	2,861	4,742	3,655
Litigation and settlement expenses	4,908
Loss on impairment of software development costs	3,656
Abandoned equity offering expenses		201
Severance to former key employees			1,500
Uncollectible affiliate debt			1,215
Interest and financing costs	2,077	2,093	2,702
Depreciation and amortization	356	368	236
	26,646	18,447	19,536
Net income (loss)	$(10,841)	$(751)	$107
Net income(loss) per share – basic and diluted	$(10,841)	$(751)	$107
Weighted average number of common shares Outstanding	1,000	1,000	1,000

See notes to consolidated financial statements

MAJESCO SALES INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIENCY
(in thousands)

	Common stock	Accumulated deficit	Accumulated other comprehensive loss	Total shareholders' deficiency	Comprehensive income (loss)
Balance at October 31, 2000	$300	$(1,558)	—	$(1,258)

Net income	—	107	—	107	$107

Distributions to shareholders	—	(2,595)	—	(2,595)

Balance at October 31, 2001	300	(4,046)	—	(3,746)

Net loss	—	(751)	—	(751)	$(751)

Distributions to shareholders	—	(374)	—	(374)

Balance at October 31, 2002	300	(5,171)	—	(4,871)

Net loss	—	(10,841)	—	(10,841)	$(10,841)

Currency translation adjustment	—	—	$(18)	(18)	(18)

Balance at October 31, 2003	$300	$(16,012)	$(18)	$(15,730)
Comprehensive Loss					$(10,859)

See notes to consolidated financial statements

MAJESCO SALES INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

Year ended October 31,	2003	2002	2001
Cash flows from operating activities:
Net income (loss)	$(10,841)	$(751)	$107
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	356	368	236
Settlement obligation	4,908
Loss on impairment of software development costs	3,656
Write off of receivable from affiliate			1,215
Changes in assets and liabilities:
Decrease (increase) in due to and from factor, net	2,914	(1,662)	4,543
(Increase) decrease in inventory	(8,286)	4,856	(2,777)
Increase in capitalized software development costs and prepaid license fees	(2,307)	(2,881)	(933)
Decrease (increase) in prepaid expenses	120	(1,013)	243
(Increase) decrease in other assets	(76)	259	(389)
(Decrease) increase in accounts payable and accrued expenses	(821)	702	4,144
Increase (decrease) in advances from customers	7,503	724	(2,603)
Net cash provided by (used in) operating activities	(2,874)	602	3,786
Cash flows from investing activities:
Purchases of property and equipment	(152)	(297)	(596)
Collection of affiliate receivable			269
Net cash used in investing activities	(152)	(297)	(327)
Cash flows from financing activities:
Principal payments on loan payable - bank	(2,360)	(91)	(44)
Net proceeds (repayments) – finance company	2,601	183	(233)
Net proceeds (repayments) – loan from shareholders	2,295	36	(380)
Principal payments on capital lease obligations	(44)	(38)	(24)
Advances from officer	200
Distributions to shareholders		(374)	(2,595)
Net cash provided by (used in) financing activities	2,692	(284)	(3,276)
Effect of exchange rate changes on cash and cash equivalents	(44)
Net (decrease) increase in cash and cash equivalents	(378)	21	183
Cash and cash equivalents at beginning of year	692	671	488
Cash and cash equivalents at end of year	$314	$692	$671
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,892	$1,747	$2,182
Supplemental schedule of noncash investing and financing activity:
Capital lease obligations incurred			$163

See notes to consolidated financial statements

MAJESCO SALES INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

1.	PRINCIPAL BUSINESS ACTIVITY:	Majesco Sales Inc. and subsidiary ("Majesco" or "Company") is a developer, publisher, and marketer of interactive entertainment software. The Company has released titles for all major videogame platforms and handhelds, including Sony's PlayStation and PlayStation® 2, Nintendo's N64, SNES, Game Boy™, Game Boy™ Color, Game Boy™ Advance and GameCube™, Microsoft's Xbox™, Sega's Dreamcast, Genesis and Game Gear, and the personal computer ("PC"). Additionally, the Company is a manufacturer of a number of accessories licensed by Nintendo. The Company's target audiences range from game enthusiasts and children to mass-market consumers and "value-priced" buyers. The Company's customers include Wal-Mart, Target, Toys "R" Us, Best Buy, Electronics Boutique, Gamestop and other national and regional retailers, discount store chains and specialty retailers. Internationally, the Company's products are published through licensing arrangements with other publishers.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:	Principles of Consolidation. The accompanying consolidated financial statements include the accounts of Majesco Sales Inc. and its wholly owned subsidiary, Majesco Europe Limited (a company incorporated in the United Kingdom, which commenced operations in February 2002). Significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition. The Company recognizes revenue upon shipment of its product when title and risk of loss are transferred. In order to recognize revenue, the Company must not have any continuing obligations and it must also be probable that the Company will collect the accounts receivable.

For those agreements, which provide customers with the right to multiple copies in exchange for guaranteed minimum royalty amounts (such as under the Company's international distribution agreements) (see Note 7), revenue is recognized at delivery of the product master or the first copy. Royalties on sales that exceed the guaranteed minimum are recognized as earned.

The Company generally sells its products on a no-return basis, although in certain instances, the Company may provide price protection or other allowances on certain unsold products. Price protection, when granted and applicable, allows customers a credit against amounts they owe the Company with respect to merchandise unsold by them. Revenue is recognized net of estimates of these allowances.

The Company estimates potential future product price protection and other allowances related to current period product revenue. The Company analyzes historical experience,

MAJESCO SALES INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

current sell through of retailer inventory of the Company's products, current trends in the videogame market, the overall economy, changes in customer demand and acceptance of the Company's products and other related factors when evaluating the adequacy of price protection and other allowances.

Sales incentives or other consideration given by the Company to customers that are considered adjustments of the selling price of its products, such as rebates and product placement fees, are reflected as reductions of revenue. Sales incentives and other consideration that represent costs incurred by the Company for assets or services received, such as the appearance of the Company's products in a customer's national circular ad, are reflected as selling and marketing expenses.

Shipping and Handling. Shipping and handling, which consist primarily of packaging and transportation charges incurred to move finished goods to customers, are included in selling expenses.

Advertising Expenses. The Company generally expenses advertising costs as incurred except for production costs associated with media campaigns which are deferred and charged to expense at the first run of the ad. Advertising costs charged to operations were approximately $2,926,000, $2,105,000, and $311,000 for the years ended October 31, 2003, 2002, and 2001, respectively.

Income Taxes. Prior to November 1, 2003, the Company elected to be treated as an S Corporation under the provisions of the Internal Revenue Code. Accordingly, there is no provision for federal income taxes because such liability is the responsibility of the individual shareholders. Additionally, the Company has elected to be treated as an S Corporation under provisions of the New Jersey State income tax laws. The Company is subject to New Jersey State income taxes at reduced rates.

Effective November 1, 2003, the Company revoked its S Corporation election. On that date the Company became subject to federal and state income taxes. No pro forma provision for income taxes has been provided in the accompanying consolidated statement of operations due to the history of operating losses.

Cash and cash equivalents. Cash equivalents consist of highly liquid investments with insignificant rate risk and with maturities of three months or less at the date of purchase.

At various times, the Company had deposits in excess of the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses on these accounts.

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NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

The Company utilizes forward contracts in order to reduce financial market risks. These instruments are used to hedge foreign currency exposures of underlying assets, liabilities, or certain forecasted foreign currency denominated transactions. The Company does not use forward exchange contracts for speculative or trading purposes. The Company's accounting policies for these instruments are based on whether they meet the criteria for designation as hedging transactions. The fair value of foreign currency contracts is estimated based on the spot rate of the various hedged currencies as of the end of the period. As of October 31, 2003, the fair value of the contract outstanding was approximately $4,500,000. The Company had no outstanding foreign exchange forward contracts at October 31, 2002. The risk of counterparty nonperformance associated with this contract was not considered to be material. Notwithstanding the Company's efforts to manage foreign exchange risk, there can be no assurance that the Company's hedging activities will adequately protect against the risks associated with foreign currency fluctuations.

Software Development Costs and Intellectual Property Licenses. Software development costs include milestone payments made to independent software developers under development arrangements. Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable against future revenues. For products where proven game engine technology exists, this may occur early in the development cycle. Technological feasibility is evaluated on a product-by-product basis. Amounts related to software development that are not capitalized are charged immediately to development costs. Intellectual property license costs represent license fees paid to intellectual property rights holders for use of their trademarks or copyrights in the development of the Company's products.

Commencing upon the related product's release, capitalized software development and property licenses costs are amortized to cost of sales based upon the higher of (i) the contractual rate based on actual net product sales or (ii) the ratio of current revenue to total projected revenue. The recoverability of capitalized software development costs and intellectual property licenses is evaluated based on the expected performance of the specific products for which the costs relate. The following criteria are used to evaluate expected product performance: historical performance of comparable products using comparable technology; orders for the product prior to its release; and estimated performance of a sequel product based on the performance of the product on which the sequel is based. During the year ended October 31, 2003, as the result of the

MAJESCO SALES INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

Company's assessment of the recoverability of capitalized development costs, the Company recognized an impairment charge of approximately $3,656,000 measured by the amount by which the carrying amount of the asset exceeded its fair value.

Inventory. Inventory, which consists principally of finished goods, is stated at the lower of cost as determined by the first-in, first-out method, or market. The Company estimates the net realizable value of slow-moving inventory on a title-by-title basis and charges the excess of cost over net realizable value to cost of sales.

Property and equipment. Property and equipment is stated at cost. Depreciation and amortization is being provided for by the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is provided for over the term of the lease.

Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities or the disclosure of gain or loss contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in these financial statements are the estimated customer allowances, the valuation of inventory and the recoverability of advance payments for development costs and intellectual property licenses. Actual results could differ from those estimates.

Foreign Currency Translation. The functional currency of the Company's foreign subsidiary is its local currency. All assets and liabilities of the Company's foreign subsidiary are translated into U.S. dollars at the exchange rate in effect at the end of the year, and revenue and operating expenses are translated at weighted average exchange rates during the year. The resulting translation adjustments are reflected as a component of shareholders deficiency and included in other comprehensive loss in the statement of shareholders' deficiency.

Earnings per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share has not been presented in the accompanying consolidated statement of operations since the Company has no options, warrants and other potential common stock outstanding during the periods.

Recent accounting pronouncements. The Company does not believe that any recently issued, but not yet effective accounting

MAJESCO SALES INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

standards will have a material effect on the Company's consolidated financial position, results of operations or cash flows.

Reclassifications. Certain October 31, 2002 and 2001 amounts have been reclassified to conform to the financial statement presentation used at October 31, 2003.

3.	DUE FROM FACTOR:	The Company uses a factor to approve credit and to collect the proceeds from a substantial portion of its sales. Under the terms of the agreement, the Company assigns to the factor and the factor purchases from the Company eligible accounts receivable. Substantially all of the credit risk is then assumed by the factor for these eligible accounts receivable. The factor remits payments to the Company for the assigned accounts receivable that are within the financial parameters set forth in the factoring agreement. Those financial parameters include requirements that invoice amounts meet approved credit limits and that the customer does not dispute the invoices. The purchase price of the accounts receivable that the Company assigns to the factor equals the invoiced amount, which is adjusted for allowances for discounts and other customer credits.

After the factor purchases the Company's accounts receivable, the factor may, in its discretion, provide the Company with cash advances taking into account the assigned accounts receivable due from the Company's customers and inventory. As of October 31, 2003, the factor was advancing approximately 70% of the eligible receivables due from eligible customers and 50% of inventory (up to $2 million). The factor charges the Company a factor charge, as defined, and also charges for advances taken. Interest is charged on these advances at the prime rate (4% at October 31, 2003) plus 1%. The factor charges and interest expense on the advances are included in "interest and financing costs" in the accompanying consolidated statement of operations.

The due from factor consists of the following:

	(000's omitted)
October 31,	2003	2002
Outstanding accounts receivable sold to factor, net of allowances of $2,173 and $4,666, respectively	$5,132	$11,483
Advances from factor	4,536	7,973
	$596	$3,510

An officer of the Company and two shareholders have guaranteed repayment of the advances from the factor.

MAJESCO SALES INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

4.	PREPAID EXPENSES:	Prepaid expenses consist of the following:

	(000's omitted)
October 31,	2003	2002
Prepaid advertising	$783	$1,025
Prepaid taxes	149
Prepaid insurance	49	76
	$981	$1,101

5.	PROPERTY AND EQUIPMENT:	Property and equipment, net, consists of the following:

	(000's omitted)
October 31,	2003	2002	Estimated Useful Life
Software	$35	$22	3 years
Furniture	177	170	5 years
Computer equipment	1,753	1,621	5 years
Leasehold improvements	126	126	Term of lease
	2,091	1,939
Less accumulated depreciation and amortization:
Software	7	3
Furniture	114	80
Computer equipment	1,061	756
Leasehold improvements	54	41
Total accumulated depreciation and amortization	1,236	880
	$855	$1,059

Computer equipment includes amounts acquired under capital leases of approximately $163 with related accumulated depreciation of approximately $85 and $54 at October 31, 2003 and 2002, respectively.

6.	DUE TO FINANCE COMPANY:	The Company has a purchase order assignment arrangement with a finance company to provide funding for the manufacture of video games to fulfill customer purchase orders. The Company is obligated for a minimum volume of $25,000,000, as defined, and to pay a minimum commitment fee subject to waiver, as described in the agreement, among other matters. The Company is charged 3.3% of the purchase order amount for each transaction to open a letter of credit. Letters of credit and advances outstanding beyond the initial 60 days bear interest at the prime rate (4% at October 31, 2003) plus 1% per annum.

MAJESCO SALES INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

7.	ADVANCES FROM CUSTOMERS:	The Company has entered into a license and distribution agreement, as amended with an interactive game publisher to distribute the Company's videogames in Europe that expires March 31, 2005. During the years ended October 31, 2003 and 2002, the Company recorded in net revenues approximately $2,763,000 and $354,000, respectively, for royalties earned under the agreement. At October 31, 2003, under the amended agreement, the Company is guaranteed a minimum royalty of approximately $5,200,000 over the term of the agreement against which the Company has already received an advance of $608,000.

In December 2003, the Company was notified by the interactive game publisher that it was terminating the license and distribution agreement as a result of the Company's merger with ConnectivCorp (see Note 14). The Company is in discussion with the publisher who has indicated an interest in entering into a new contract under revised terms, however, there can be no assurance that the Company will be successful in negotiating a new contract on acceptable terms, or at all.

The Company has sales agreements with two customers, which require the Company to sell certain products to the customer. The sales agreements provide, among other matters, for the customers to advance to the Company, as of October 31, 2003, approximately $11,000,000 in the aggregate, to be applied against future sales. In connection with sales agreements with one of the customers, the Company provided the customer with a performance bond through letters of credit aggregating $4,573,000 to guarantee performance under the agreement.

As of January 7, 2004, the outstanding advance from the customers was approximately $2,300,000, and the obligations under the performance bond were satisfied.

At October 31, 2002, one of the above customers had advanced the Company approximately $4,121,000 against future sales.

8.	SETTLEMENT OBLIGATION:	In August 2003, the US District Court of Massachusetts in Infogrames Interactive, Inc. v. Majesco Sales Inc. entered judgment against the Company in the amount of $6.7 million pursuant to a breach of contract action. In December 2003, the Company settled the matter by agreeing to pay Atari Interactive, Inc. (formerly Infogrames Interactive, Inc.) ("Atari") $6,700,000 as follows: (a) $1,000,000 within two weeks after signing (the "Effective Date"), which amount was borrowed (see Note 14) and paid; (b) $2,500,000 upon the first to occur of (1) Majesco receiving a total of $15,000,000 or more in third-party financing (subject to various terms and conditions) (the "Financing Date") or (2) June 30, 2004; (c) $1,000,000 on

MAJESCO SALES INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

the earlier of one year from the Financing Date or June 30, 2005, with interest at 5% per annum; and (d) $2,200,000 on a date which is 42 months from the Effective Date, such payment accruing interest at the rate of 5% per annum from the earlier of the Financing Date or June 30, 2004.

As collateral security for Majesco's obligations to Atari, Majesco granted Atari a continuing security interest in all of its assets, to the extent permitted under the Company's existing or future indebtedness.

Consistent with the security interest granted to Atari, Majesco also agreed to assign to Atari its right to receive all revenue under certain of its distribution agreements, which assignment will be released under certain circumstances. Such revenues are payable to Atari in order to satisfy Majesco's obligations described in (c) above and thereafter to satisfy the obligations in (b) above; provided that regardless of the revenue received under these agreements, Majesco is obligated to pay Atari, no later than March 31, 2004, on account of the obligations described in (c) above, $500,000.

9.	LOAN PAYABLE - SHAREHOLDERS:	During the years ended October 31, 2003 and 2002, two of the Company's shareholders advanced the Company approximately $2,295,000 and $36,000, net of loan repayments. The outstanding loans bear interest at the rate 10% per annum with interest payable monthly. The loans are due on demand except for $3,000,000, which subsequent to October 31, 2003 the shareholders agreed to convert into an equity security of ConnectivCorp (see note 14). At October 31, 2003 and 2002, there was approximately $24,000 and $36,000, respectively, of accrued interest outstanding. During the year ended October 31, 2003, approximately $2,485,000 of the proceeds was used to repay the then outstanding amounts under a line of credit agreement with a bank. During the years ended October 31, 2003, 2002 and 2001, the Company charged operations for interest expense related to this obligation for approximately $276,000, $240,000 and $153,000, respectively.

10.	LOAN PAYABLE - BANK:	The Company had a $2,500,000 line of credit with a bank that was to expire on February 28, 2004. Borrowings under the line of credit bore interest at the banks prime rate plus 1% with interest payable monthly. The loan payable-bank was repaid by the proceeds from shareholder advances (see note 9).

MAJESCO SALES INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

11.	EMPLOYEE RETIREMENT PLANS:	During 2003, the Company merged its existing defined contribution pension plan and a money purchase pension plan which covered all eligible employees. Contributions are funded as accrued, not to exceed 25% of each eligible employee's compensation, as defined.

During October 2003, the Company adopted a defined contribution 401(k) plan covering all eligible employees.

The Company charged to operations approximately $69,000, $162,000 and $160,000 for contributions to retirement plans for the years ended October 31, 2003, 2002 and 2001, respectively.

Certain shareholders and key employees of the Company serve as trustees of plans.

12.	MAJOR CUSTOMERS:	During the years ended October 31, 2003 and 2002, sales to three customers accounted for approximately 55% and 40% of net revenue, respectively. During the year ended December 31, 2001, sales to two customers accounted for approximately 56% of net revenue.

13.	COMMITMENTS AND CONTINGENCIES:	The Company is obligated under noncancelable operating leases for administrative offices, automobiles, and other equipment expiring at various dates through 2009. The future aggregate minimum rental commitments, exclusive of required payments for operating expenses, are as follows:

Year ending October 31,
2004	$461,000
2005	378,000
2006	342,000
2007	334,000
2008	333,000
2009	251,000
$2,099,000

Rent expense amounted to approximately $536,000, $466,000 and $405,000 for the years ended October 31, 2003, 2002 and 2001, respectively.

At October 31, 2003, the Company is committed under its agreements with certain developers for milestone payments aggregating $4,100,000 through October 31, 2004.

At October 31, 2003, the Company had open letters of credit aggregating approximately $3,656,000.

In September 2002, Rage Games Limited ("Rage") filed a complaint against the Company in the United States District Court for the District of New Jersey alleging the Company

MAJESCO SALES INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

breached its two agreements with Rage and alleged claims based on an unjust enrichment theory, among other matters. Rage has, however, demanded full payment of "all amounts due and owing" under the agreements aggregating $6,000,000, and royalties based on retail sales. The Company has asserted substantial defenses that the product was not fit for use and has asserted counterclaims for damages, including unjust enrichment in connection with the second agreement.

The National Association of Securities Dealers ("NASD") is conducting a review of certain unusual trading activity in the common stock of ConnectivCorp ("Connectiv") between the time of the signing of the letter of intent with respect to the merger of the Company and Connectiv (see note 14) and the date that Connectiv announced that a letter of intent was signed. There also appears to be unusual trading activity around the time of the signing of the definitive agreement for the merger and prior to the announcement of such signing.

Depending upon the outcome of the review by the NASD, the matter could be referred to the Securities and Exchange Commission for further action. If the Company is sanctioned or otherwise held liable for this trading, such sanctions could have a material adverse effect on the Company's reputation, listing, financial condition, results of operations and liquidity. In addition, it is possible that such matters may give rise to civil or criminal actions.

In the opinion of management and the advice of counsel, the Company has made adequate provision for potential liabilities, if any, arising from the above matters. However, the costs and other effects of pending or future litigation, governmental investigations, legal and administrative cases and proceedings (whether civil or criminal), settlements, judgments and investigations, claims and changes in those matters (including those matters described above), and developments or assertions by or against the Company relating to intellectual property rights and intellectual property licenses, could have a material adverse effect on the Company's business, financial condition and operating results.

14.	SUBSEQUENT EVENTS:	On December 5, 2003, the Company consummated a merger with Connectiv, a substantially inactive company, in which Connectiv exchanged 15,325,000 shares of its Common Stock and 925,000 shares of its Series A preferred stock for all of the issued and outstanding common stock of the Company. (The Series A preferred stock is convertible into 65,675,000 shares of Connectiv's common stock at any time after Connectiv amends its Certificate of Incorporation to increase its authorized common stock to allow for such conversion.) As a result of the

MAJESCO SALES INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

Merger, the Company became a wholly-owned subsidiary of Connectiv and its sole operating business. Pursuant to certain settlement agreements between Connectiv and its creditors which were entered into prior to the merger with the Company, Connectiv is obligated to pay these creditors $750,000 upon the sale of at least $10,000,000 of equity securities or convertible debt, if the sale occurs within one year of the closing of the merger. This transaction has been accounted for as a reverse acquisition whereby Connectiv is treated as being acquired in a purchase transaction by the Company, as control rests with the former shareholders of the Company.

In November 2003, in connection with the settlement with Atari, the Company borrowed $1,000,000 from the father-in-law of the Company's President. The loan is convertible into 2,000,000 shares of Connectiv's common stock.

Effective February 17, 2004, in order to assist Connectiv in its financing efforts, the former principal shareholders of Majesco agreed to place 1 million shares of common stock received in the merger into escrow for five years to satisfy certain claims that may arise in the future.

As of February 17, 2004, Connectiv has received subscriptions for 1,337 units, each unit consisting of (i) a share of 7% convertible preferred stock which is convertible into 10,000 shares of common stock and (ii) warrants to purchase, at an exercise price of $1 per share, 10,000 shares of common stock pursuant to a private placement memorandum with accredited investors. In connection with the private placement, the subscribers deposited $13,370,000 into escrow which will be released to Connectiv upon the filing of Majesco's audited consolidated financial statments as of October 31, 2003 and 2002 and for each of the three years in the period ended October 31, 2003, along with certain pro forma information with the Securities and Exchange Commission. The release of the escrow to Connectiv is also subject to customary closing conditions.

15.	RELATED PARTY TRANSACTIONS:	The Company uses the services of a company in which the nephew of the Chairman is a principal for printing and packaging of the Company's products. During the years ended October 31, 2003 and 2002, the Company was charged approximately $1,922,000 and $672,000, respectively, for services provided which is included in the caption product costs in the accompanying consolidated statement of operations. At October 31, 2003 and 2002, the amounts due to this vendor are approximately $876,000 and $219,000, respectively which are included in accounts payable and accrued expenses in the accompanying consolidated balance sheet. During the year ended October 31, 2001, this vendor was not used.

MAJESCO SALES INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS

In addition, the father of the four principal shareholders who is also the Chairman advanced the Company $200,000 during the year ended October 31, 2003. The amount was repaid in December 2003.